                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.___)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

   [ ]  Preliminary Proxy Statement
   [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to Section 240.14a-12

                         A.C. MOORE ARTS & CRAFTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials:

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   [ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount previously paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

                         A.C. MOORE ARTS & CRAFTS, INC.
                              130 A.C. MOORE DRIVE
                            BERLIN, NEW JERSEY 08009

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 3, 2006

To the Shareholders of A.C. Moore Arts & Crafts, Inc.:

         The 2006 Annual Meeting of Shareholders (the "Meeting") of A.C. Moore Arts & Crafts, Inc. (the "Company" or "A.C. Moore") will be held on Thursday, August 3, 2006 at 11:00 a.m., prevailing time, at the Company's headquarters, located at 130 A.C. Moore Drive, Berlin, New Jersey, 08009 for the purpose of considering and acting upon the following:

         1. To elect three Class A directors to hold office for a term of three years and until each of their respective successors is duly elected and qualified, as described in the accompanying proxy statement;

         2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2006; and

         3. To transact such other business as may properly come before the Meeting.

         Only shareholders of record at the close of business on June 20, 2006, are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

         If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Meeting.

         If you are a registered shareholder (that is, if your stock is registered in your name), you may vote by telephone or electronically through the Internet, by following the instructions included with your proxy card. The deadline for voting by telephone or electronically through the Internet is 11:59 p.m., prevailing time, on August 2, 2006. If you vote by telephone or electronically through the Internet, you do not need to return your proxy card. If your shares are held in "street name" (that is, if your stock is registered in the name of your broker, bank or other nominee), please check your proxy card or contact your broker, bank or nominee to determine whether you will be able to vote by telephone or electronically through the Internet.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE YOUR SHARES PROMPTLY TO ENSURE THEY ARE REPRESENTED AT THE MEETING. YOU MAY SUBMIT YOUR PROXY VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET AS DESCRIBED IN THE FOLLOWING MATERIALS OR BY COMPLETING AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE SELF-ADDRESSED ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                    By Order of the Board of Directors


                                    Janet Parker
                                    Secretary
Berlin, New Jersey
June 27, 2006

                         A.C. MOORE ARTS & CRAFTS, INC.
                              130 A.C. MOORE DRIVE
                            BERLIN, NEW JERSEY 08009
                                 (856) 768-4930

                           ---------------------------
                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           ---------------------------

         The Board of Directors of A.C. Moore Arts & Crafts, Inc. (the "Company" or "A.C. Moore") is soliciting proxies for use at the 2006 Annual Meeting of Shareholders (the "Meeting") and any adjournments or postponements thereof. This proxy statement and accompanying proxy card are first being mailed or given to shareholders on or about June 27, 2006.

            QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

WHEN IS THE MEETING AND WHERE WILL IT BE HELD?

         The Meeting will be held on Thursday, August 3, 2006 at 11:00 a.m., prevailing time, at the Company's headquarters, located at 130 A.C. Moore Drive, Berlin, New Jersey 08009.

WHAT IS THE PURPOSE OF THE MEETING?

         At the Meeting, shareholders will consider and act upon the matters outlined in the Notice of Annual Meeting of Shareholders, including:

     o   the election of three Class A directors;

     o ratification of the appointment of the Company's independent registered public accounting firm; and

     o   such other business as may properly come before the Meeting.

         The nominees for director are Joseph F. Coradino, William Kaplan and Lori J. Schafer. All nominees are currently Class A directors of the Company.

         The Company is not currently aware of any additional matters that will be brought before the Meeting.

WHO IS ENTITLED TO VOTE AT THE MEETING?

         The Board has set June 20, 2006 as the record date for the Meeting (the "Record Date"). If you were a shareholder of record, as shown on the stock transfer books of the Company, at the close of business on the Record Date, you are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Each share of A.C. Moore common stock, no par value per share (the "Common Stock") is entitled to one vote on each matter which may be brought before the Meeting.

         On the Record Date, there were 19,857,896 shares of Common Stock issued and outstanding and, therefore, eligible to vote at the Meeting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

         The holders of a majority of the outstanding shares of Common Stock as of the Record Date must be present, in person or represented by proxy, at the Meeting in order to hold the Meeting and conduct business. This is called a quorum. If you submit a properly executed proxy card, vote by telephone or electronically through the Internet, then your shares will be counted as part of the quorum. All shares of the Company's Common Stock present in person or represented by proxy (including broker non-votes) and entitled to vote at the Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         If the Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

WHAT VOTE IS REQUIRED FOR THE ELECTION OF DIRECTORS OR FOR A PROPOSAL TO BE APPROVED?

         The election of directors will be determined by a plurality vote and the three nominees receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the votes cast on the proposal.

HOW DO I VOTE MY SHARES?

         In order to vote your shares, you may attend the Meeting and vote in person, or vote by proxy. If your shares are held in "street name" (that is, if your stock is registered in the name of your broker, bank or other nominee) and you wish to vote at the Meeting, you will need to contact your broker, bank or other nominee regarding how to vote at the Meeting.

         If you are a registered shareholder (that is, if your stock is registered in your name) you may vote by proxy by telephone, electronically through the Internet, or by mail by following the instructions included with your proxy card. The deadline for registered shareholders to vote telephonically or electronically through the Internet is 11:59 p.m., prevailing time, on August 2, 2006.

         The Company encourages you to take advantage of these ways to vote your shares for matters to be covered at the Meeting. Set forth below is a summary of the three voting methods which registered shareholders may utilize to submit their votes by proxy.

         Vote by Telephone - 1-866-626-4508. Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number(s) which are located on your proxy card and then follow the directions given.

         Vote Electronically through the Internet - http://www.votestock.com. Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number(s) which are located on your proxy card to create and submit an electronic ballot.

         Vote by Mail. Mark, sign and date your proxy card and return such card in the postage-paid envelope the Company has provided you.

         IF YOU VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. Please note that although there is no charge to you for voting by telephone or electronically through the Internet, there may be costs associated with electronic access such as usage charges for Internet service providers and telephone companies. The Company does not cover these costs; they are solely your responsibility. The telephone and Internet voting procedures being made available to you are valid forms of granting proxies under the Pennsylvania Business Corporation Law.

         If you hold your shares through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.

WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?

         If you submit a signed proxy card or submit your proxy by telephone or electronically through the Internet but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote your shares of Common
Stock:

     o "for" the election of each of the persons identified below in "Proposal 1: Election of Directors" as nominees for election as directors;

     o "for" ratification of the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the independent registered public accounting firm of the Company for the year ending December 31, 2006; and

     o with respect to any other matter that properly comes before the Meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of A.C. Moore.

IF I ABSTAIN FROM VOTING OR WITHHOLD AUTHORITY TO VOTE FOR ANY PROPOSAL, WILL MY SHARES BE COUNTED IN THE VOTE?

         Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote is not considered a vote "cast" and therefore will have no effect on the vote and will not be counted in determining whether any proposal has received the required shareholder vote.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

         Yes. You can change your vote at any time before your proxy is voted at the Meeting. If you are a shareholder of record, you may revoke your proxy by:

     o   submitting a later-dated proxy by telephone, Internet or mail.

     o attending the Meeting and voting in person. Your attendance alone will not revoke your proxy. You must also vote in person at the Meeting.

The last vote received chronologically will supercede any prior vote. The deadline for changing your vote telephonically or electronically through the Internet is 11:59 p.m., prevailing time, on August 2, 2006.

         If you hold your shares in street name, you must contact your broker, bank or other nominee regarding how to change your vote.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

         If you receive more than one proxy card, it means that you hold shares that are registered in more than one account. To ensure that all of your shares are counted in the vote at the Meeting, you will need to vote the shares associated with each proxy card by telephone, Internet or mail.

WHO PAYS FOR THE COST OF THE SOLICITATION OF PROXIES?

         The Company will bear the cost of this solicitation. In addition to solicitation by mail, officers, directors or employees of the Company may also solicit proxies in person or by telephone or facsimile without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Company's Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to the beneficial owners of the shares they hold of record.
                                 RECENT CHANGES

         As previously reported, on June 1, 2006, the Company appointed Rick Lepley as its new Chief Executive Officer. Mr. Lepley joined the Company from Office Depot, Inc., where he was most recently Executive Vice President of North American Retail. Mr. Lepley succeeds John ("Jack") E. Parker, who retired as the Company's Chief Executive Officer and as a member of its Board of Directors effective June 1, 2006. On November 28, 2005, Mr. Parker had announced his intention to retire by December 31, 2006, at which time the Board of Directors began a search for his successor. Mr. Lepley was also appointed on June 1, 2006 as a member of the Company's Board of Directors to serve as a Class C director.

         On June 12, 2006, Michael J. Joyce, a director of the Company since June 2004, was appointed Chairman of the Board of Directors. Mr. Joyce succeeds William Kaplan, who retired from his position as Chairman of the Board but will remain as a director of the Company. In addition, on June 12, 2006, Joseph F. Coradino was appointed to the Board of Directors to serve as a Class A director. Mr. Coradino's appointment fills the vacancy on the Board of Directors created by the retirement of Mr. Parker.

         Eli J. Segal, Lead Director of the Company's Board of Directors, passed away on February 20, 2006. Mr. Segal joined the Company as a director in August 2002 and became the Company's Lead Director in 2004. Mr. Segal was also a member of the Compensation and Nominating and Corporate Governance Committees of the Board of Directors. Mr. Lepley's appointment to the Board of Directors fills the vacancy created by the untimely death of Mr. Segal.

         On June 1, 2006, Leslie H. Gordon, Chief Financial Officer of the Company since March 1996, determined to retire effective July 31, 2006. During the one-year period following his retirement, Mr. Gordon will provide transition assistance to the Company. The Company has begun a national search for a replacement for Mr. Gordon. The search will include internal as well as external candidates.

         On June 8, 2006, Patricia A. Parker, Executive Vice President, Merchandising of the Company since September 1990, determined to retire effective June 30, 2006. Ms. Parker is the wife of Jack Parker and the mother of Janet Parker, the Company's Executive Vice President of Merchandising and Marketing.

         For information on the backgrounds of Messrs. Lepley and Coradino, please see below under "Proposal 1: Election of Directors." For information on the agreements entered into with Messrs. Lepley, Parker and Gordon and Ms. Parker in connection with the above, please see below under "Executive Compensation - Agreements with Executive Officers."

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's Articles of Incorporation provide that the Board of Directors shall consist of not fewer than one nor more than 15 directors, with the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the number of directors at nine. Pursuant to the Articles of Incorporation of the Company, the directors are divided into three classes, which are required to be as nearly equal in number as possible. One class of directors is to be elected annually for a term of three years. The Board of Directors is currently comprised of three classes, each of which have three directors.

         At the Meeting shareholders will elect three Class A directors, each to serve for a term of three years and until their respective successor is elected and qualified. Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy "for" the election of the listed nominees or, in the event of inability of a nominee to serve for any reason, for the election of such other person as the Board of Directors may designate to fill the vacancy. The Board of Directors has no reason to believe that any nominee will not be a candidate or will be unable to serve.

         The Board of Directors has nominated Joseph F. Coradino, William Kaplan and Lori J. Schafer to serve as the Class A directors based upon the recommendation of the Nominating and Corporate Governance Committee. Each nominee currently serves as a director. The nominees have consented to being named in the Proxy Statement and to serve if elected.

         The following table sets forth information, as of the Record Date, concerning A.C. Moore's directors and nominees for election to the Board of
Directors:


                                                                                            DIRECTOR       TERM
              NAME                 AGE                      POSITION                       SINCE (1)      EXPIRES
---------------------------------  ---                      --------                       ---------      -------
Michael J. Joyce.................  64   Chairman of the Board                                 2004         2007
Rick Lepley .....................  56   Chief Executive Officer and Director                  2006         2008
Richard J. Bauer.................  81   Director                                              1990         2007
Joseph F. Coradino (2)...........  54   Director                                              2006         2006
Richard J. Drake.................  72   Director                                              1984         2007
Lawrence H. Fine.................  52   President, Chief Operating Officer and Director       2002         2008
William Kaplan (2) ..............  78   Director                                              1984         2006
Richard Lesser ..................  71   Director                                              1993         2008
Lori J. Schafer (2)..............  43   Director                                              2005 (3)      2006


--------------------------
(1) Includes service as a director of A.C. Moore Incorporated, a wholly-owned operating subsidiary of the Company.
(2)    Nominee for director.
(3) On September 1, 2005, A.C. Moore's Board of Directors, by resolution, increased the number of persons to comprise A.C. Moore's Board of Directors from eight to nine and appointed Lori J. Schafer as a director of the Company.

         The following information about A.C. Moore's directors is based, in part, upon information supplied by such persons. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

         Mr. Joyce has been a director of the Company since June 2004 and the Chairman of the Board of Directors since June 2006. From 1975 through May 2004, Mr. Joyce was a partner in the public accounting firm of Deloitte & Touche, LLP and served as the New England Managing Partner from May 1995 until his retirement in May 2004. Mr. Joyce is a director of each of Brandywine Realty Trust, a New York Stock Exchange traded real estate investment trust, Heritage Property Investment Trust, Inc., a New York Stock Exchange traded real estate investment trust, and Allegheny Technologies Incorporated, a New York Stock Exchange traded specialty materials producer.

         Mr. Lepley has been Chief Executive Officer and a director of the Company since June 2006. Previously, Mr. Lepley served as Executive Vice President of North American Retail for Office Depot, Inc., global supplier of office products and services, a position he held from March 2004 to January 2006. Mr. Lepley was President, Office Depot Japan from May 2001 to March 2004 and was responsible for all of that company's operations in Japan. From 1994 to 2000, Mr. Lepley served as founder and President of Retail Investment Concepts, Inc., an independent retailer and Office Depot licensee for Eastern Europe. From 1982 to 1993, Mr. Lepley was employed by Mitsubishi Motor Sales of America, Inc., the exclusive U.S. distributor of Mitsubishi Motors-brand cars and vehicles, where he held various positions, including Senior Vice President of Sales and Marketing and was responsible for more than 500 Mitsubishi Motors dealerships in the United States. He was one of 11 executives who founded Mitsubishi Motor Sales in 1982.

         Mr. Bauer has been a director of the Company since September 1990. Mr. Bauer is the Chairman and Chief Executive Officer of Eastern Alloys, Inc., an independent zinc alloyer, which he founded in 1965. Mr. Bauer is the co-founder and current Chairman of the Board of Service Aluminum Corporation, an aluminum trading company.

         Mr. Coradino has been a director of the Company since June 2006. Mr. Coradino is a member of the Board of Trustees and Office of the Chairman of Pennsylvania Real Estate Investment Trust ("PREIT"), a New York Stock Exchange traded equity REIT with a primary investment focus on retail shopping malls and power centers located in the eastern United States. Since June 2004, Mr. Coradino has been President of PREIT Services, LLC and PREIT-Rubin, Inc., both management affiliates of PREIT, and has also served as Executive Vice President-Retail of PREIT since December 2001. From November 1998 to June 2004, he was Executive Vice President-Retail Division and Treasurer of PREIT-Rubin, Inc. From 1981 to 1998, Mr. Coradino held various positions with PREIT, including Senior Vice President-Retail Division and Treasurer, PREIT-Rubin, Inc.

         Mr. Drake has been a director of the Company since its founding. Since March 2006, he has been a member of Drake, Loeb, Heller, Kennedy, Gogerty, Gaba & Rodd, P.L.L.C., a professional limited liability company which renders legal services. From June 1978 to March 2006, he was the Chairman of Drake, Sommers, Loeb, Tarshis, Catania & Liberth, P.L.L.C., a professional limited liability company which rendered legal services.

         Mr. Fine has been a director of the Company since August 2002. Mr. Fine has served as the Company's President since June 2001 and the Company's Chief Operating Officer since February 2003. Previously Mr. Fine was Executive Vice President - General Merchandise Manager for arts and crafts retailer Michaels Stores, Inc., a position he held since November 1996. From 1995 until joining Michaels in November 1996, he was Senior Vice President of Merchandising for Party City Corp., a specialty retailer of party merchandise. Prior to joining Party City, Mr. Fine held a variety of merchandising positions with the Jamesway Corporation, a retail mass-merchandiser, for nearly 16 years.

         Mr. Kaplan, the Company's co-founder, has been a director of the Company since its inception in 1984. He served as the Chairman of the Board of Directors from 1984 to June 2006. Mr. Kaplan also serves as the Chairman of the Board of Directors and an executive officer of Regal Bag Corporation, an importer and distributor of women's handbags and leather accessories, which he co-founded in 1947.

         Mr. Lesser has been a director of the Company since March 1993. He was a Senior Corporate Adviser to The TJX Companies, Inc., a New York Stock Exchange traded retail company, from December 2001 until his retirement in February 2005. He served as The TJX Companies' Executive Vice President from 1991 until December 2001 and Chief Operating Officer from 1994 to 1999. Mr. Lesser also served as the Chairman of The Marmaxx Group, a division of The TJX Companies that operates TJ Maxx and Marshalls, from February 2001 to December 2001 and was President of The Marmaxx Group from 1995 through 2001. Mr. Lesser held various other executive and merchandising positions with The TJX Companies from 1981 to 1993. Mr. Lesser is a director of The TJX Companies and Dollar Tree Stores, Inc., a Nasdaq traded retail company.

         Ms. Schafer has been a director of the Company since September 2005. Ms. Schafer has served as the Vice President of the Global Retail Practice of SAS Institute, Inc., a provider of business intelligence software and analytics, since October 2003, when Marketmax, Inc. was acquired by SAS. Ms. Schafer had served as Chairman, President and Chief Executive Officer of Marketmax, a merchandise intelligence software company, from October 1996 to October 2003. Prior to October 1996, Ms. Schafer held various positions at The Procter & Gamble Company, a New York Stock Exchange traded provider of consumer products. Ms. Schafer is a director of Trans World Entertainment Corporation, a Nasdaq traded retail company, and geoVue, Inc., a private intelligence software provider.

INDEPENDENCE

         The Board of Directors has determined that the following directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of the Nasdaq Stock Market: Richard J. Bauer, Joseph F. Coradino, Richard J. Drake, Michael J. Joyce, William Kaplan, Richard Lesser and Lori J. Schafer.

COMMUNICATION WITH THE BOARD

         Shareholders may communicate with the Board of Directors, including the non-management directors, by sending a letter to an individual director or to the Company's Board of Directors, c/o Jason Cesare, Senior Vice President-Finance, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009. All shareholder communications received by Mr. Cesare will be delivered to the Company's Chairman of the Board or to the director to which such correspondence is addressed.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors of A.C. Moore held four meetings during 2005. The Audit Committee held eight meetings, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held four meetings during 2005. During 2005, each of the current directors attended at least 75% of the aggregate of (i) all of the meetings of the Board of Directors (held during the period in which they were a director) and (ii) all of the meetings of all committees of the Board of Directors on which such director served (during the period that they served).

ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

         The Board of Directors has adopted a policy that all of the directors should attend the annual meeting of shareholders, absent exceptional cause. All directors, except for Messrs. Lepley and Coradino and Ms. Schafer who were not then directors of the Company, attended the 2005 annual meeting of shareholders.

COMMITTEES OF THE BOARD

         The Board of Directors has three standing committees.

     o Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the salaries, bonuses, and other forms of compensation for executive officers of A.C. Moore and administers various compensation and benefit plans. The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter adopted by the Compensation Committee and the Board of Directors, a copy of which can be found on the Company's website at www.acmoore.com/corporate.asp.

         The current members of the Compensation Committee are Messrs. Joyce and Lesser (Chairman) and Ms. Schafer. Ms. Schafer was appointed to the Compensation Committee in February 2006. Mr. Segal served as a member of the Compensation Committee during 2005. The Board of Directors has determined that each member of the Compensation Committee is independent as defined in the applicable listing standards of the Nasdaq Stock Market. The report of the Compensation Committee begins on page 15 of this Proxy Statement.

     o Audit Committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent registered public accounting firm; reviews the independence of the Company's independent registered public accounting firm; discusses with management and the Company's independent registered public accounting firm the quality and adequacy of the Company's internal financial controls; discusses the Company's annual audited financial statements and quarterly financial statements with management and the Company's independent registered public accounting firm; and establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Audit Committee also pre-approves the professional services provided by the Company's independent registered public accounting firm. The responsibilities of the Audit Committee are further described in the Audit Committee Charter adopted by the Audit Committee and the Board of Directors, a copy of which can be found on the Company's website at www.acmoore.com/corporate.asp.

         The current members of the Audit Committee are Messrs. Bauer, Coradino and Joyce (Chairman) and Ms. Schafer. Mr. Coradino was appointed to the Audit Committee in June 2006. Ms. Schafer was appointed to the Audit Committee in September 2005. Mr. Lesser served as a member of the Audit Committee during 2005 and resigned from his position as a member of the Audit Committee in September 2005. The Board of Directors has determined that each member of the Audit Committee is independent as defined in the applicable listing standards of the Nasdaq Stock Market and Securities and Exchange Commission ("SEC") regulations. The Board of Directors of the Company has determined that Mr. Joyce qualifies as an "audit committee financial expert" as that term is defined in SEC regulations. The report of the Audit Committee is set forth on page 11 of this Proxy Statement.

     o Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding the size of the Board of Directors and each committee of the Board of Directors; identifies individuals qualified to become members of the Board of Directors consistent with the criteria approved by the Nominating and Corporate Governance Committee; establishes policies regarding the consideration of director candidates recommended by shareholders; establishes procedures to be followed by shareholders in submitting recommendations for director candidates; considers nominees made by shareholders in accordance with the Company's bylaws; recommends to the Board of Directors the director nominees for each annual meeting of shareholders; assists the Board of Directors in the event of a vacancy by identifying individuals to fill such vacancy; makes recommendations to the Board of Directors regarding determinations of independence of the members of the Board of Directors; makes annual recommendations to the Board of Directors regarding director nominees for each board committee; develops and recommends to the Board of Directors corporate governance guidelines; monitors and updates the Company's corporate governance principles and policies; reviews and makes recommendations to the Board of Directors with respect to the Company's code of ethics; oversees new director orientation to the Company and leads the Board of Directors' annual review of the Board of Directors' performance. The responsibilities of the Nominating and Corporate Governance Committee are further described in the Nominating and Corporate Governance Committee Charter adopted by the Nominating and Corporate Governance Committee and the Board of Directors, a copy of which can be found on the Company's website at www.acmoore.com/corporate.asp.

         The current members of the Nominating and Corporate Governance Committee are Messrs. Bauer, Drake and Kaplan (Chairman). Mr. Kaplan was appointed to the Nominating and Corporate Governance Committee in February 2006 and became its Chairman in June 2006 upon Mr. Bauer's resignation from this position. Mr. Segal served as a member of the Nominating and Corporate Governance Committee during 2005. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in the applicable listing standards of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee recommended the nomination of the directors listed on page 5 who are standing for election at the Meeting.

         The information on the website listed above is not, and should not be, considered part of this proxy statement and is not incorporated by reference in this document. This website is, and is only intended to be, an inactive textual reference.

DIRECTOR NOMINATION PROCESS

         Director Qualifications. While the Nominating and Corporate Governance Committee does not have any specific, minimum qualifications that must be met by nominees, in considering possible candidates for nomination as a director, nominees will be selected on the basis of outstanding achievement in their careers; broad experience; education; independence under applicable Nasdaq Stock Market and SEC rules; financial expertise; integrity; financial integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board of Directors and committee duties. Finally, the proposed nominee should be free of conflicts of interest that could prevent such nominee from acting in the best interest of shareholders. Additional special criteria apply to directors being considered to serve on a particular committee of the Board of Directors. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand the Company's financial statements.

         Director Nominee Selection Process. In the case of an incumbent director whose term of office expires, the Nominating and Corporate Governance Committee reviews such director's service to the Company during the past term, including, but not limited to, the number of board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director's independence, as well as any special qualifications required for membership on any committees on which such director serves.

         In the case of a new director candidate, the selection process for director candidates includes the following steps:

     o identification of director candidates by the Nominating and Corporate Governance Committee based upon suggestions from current directors and executives and recommendations received from shareholders;

     o   possible engagement of a director search firm;

     o interviews of candidates by the Nominating and Corporate Governance Committee;

     o reports to the Board of Directors by the Nominating and Corporate Governance Committee on the selection process;

     o   recommendations by the Nominating and Corporate Governance Committee;
         and

     o formal nominations by the Board of Directors for inclusion in the slate of directors at the annual meeting.

         Joseph F. Coradino was recommended as a candidate by non-management members of the Board of Directors. After evaluating Mr. Coradino's qualifications, the Nominating and Corporate Governance Committee recommended him to the Board of Directors as a director candidate.

         The Nominating and Corporate Governance Committee will consider recommending properly submitted shareholder nominations for director candidates. Director candidates recommended by shareholders are given the same consideration by the Nominating and Corporate Governance Committee as candidates suggested by directors and executive officers.

         Consideration of Director Candidates Recommended by Shareholders. A shareholder who wishes to recommend a prospective director nominee should submit their recommendation to the Chairman of the Nominating and Corporate Governance Committee in writing c/o A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009. The following information must be included in or attached to the letter:

     o the name and address of the shareholder making the recommendation and each recommended nominee;

     o a representation that the shareholder is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons recommended for nomination;

     o a description of all arrangements and understandings between the shareholder and each recommended nominee and any other person or persons (naming such person or persons) pursuant to which the recommendation was made by the shareholder;

     o such other information regarding each recommended nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if the nominee were to be nominated by the Board of Directors; and

     o the consent of each recommended nominee to serve as a director of the Company if so nominated and elected.

         The deadline for submitting shareholder recommendations pursuant to the foregoing procedures for the 2007 annual meeting of shareholders is February 27, 2007. All shareholder recommendations which are late will be rejected by the Company.

         In addition, under the Company's bylaws, shareholders are permitted to nominate directors to be elected at a meeting of shareholders by providing notice and the other required information specified in the bylaws. The Company's bylaws are available, at no cost, at the SEC's website, www.sec.gov, as Exhibit
3.3 to the Company's Form 8-K filed on August 27, 2004 or upon the shareholder's written request to Jason Cesare, Senior Vice President-Finance, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009. Nominations with respect to the 2007 annual meeting of shareholders must be received by February 27, 2007. All late or non-conforming nominations will be rejected.

AUDIT COMMITTEE REPORT

         On February 20, 2006, the Audit Committee met with management to review and discuss the audited financial statements as well as management's assessment of the effectiveness of internal controls over financial reporting. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also conducted discussions with the Company's independent registered public accounting firm, PricewaterhouseCoopers, regarding the matters required by the Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and confirming letter from PricewaterhouseCoopers regarding its independence and has discussed with PricewaterhouseCoopers its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements as well as management's assessment of the effectiveness of internal controls over financial reporting be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

         This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement, except to the extent that the Company specifically requests that the Report be specifically incorporated by reference.

                               THE AUDIT COMMITTEE

                           Michael J. Joyce (Chairman)
                                Richard J. Bauer
                                 Lori J. Schafer

DIRECTOR COMPENSATION

         In 2005, the compensation payable to all of the Company's non-employee directors, other than William Kaplan, was as follows:

     o   An annual cash retainer of $30,000;

     o An additional annual cash retainer of $12,500 for the chair of the Audit Committee and $5,000 for each other member of the Audit Committee;

     o An additional annual cash retainer of $5,000 for the chair of the Compensation Committee and $2,500 for each other member of the Compensation Committee;

     o An additional annual cash retainer of $3,500 for the chair of the Nominating and Corporate Governance Committee and $2,500 for each other member of the Nominating and Corporate Governance Committee; and

     o An additional annual cash retainer of $100,000 for the Company's former Lead Director, Eli J. Segal.

Mr. Kaplan did not receive any compensation in 2005 for serving as a director of the Company. Ms. Schafer's compensation was pro-rated based upon the portion of the year during which she served as a director.

         For 2006, the compensation payable to all of the Company's non-employee directors is as follows:

     o   An annual cash retainer of $30,000;

     o An additional annual cash retainer of $15,000 for the chair of the Audit Committee and $5,000 for each other member of the Audit Committee;

     o An additional annual cash retainer of $5,000 for the chair of the Compensation Committee and $2,500 for each other member of the Compensation Committee;

     o An additional annual cash retainer of $3,500 for the chair of the Nominating and Corporate Governance Committee and $2,500 for each other member of the Nominating and Corporate Governance Committee; and

     o An additional annual cash retainer of $50,000 for the Company's new Chairman of the Board, Michael J.Joyce.

Michael J. Joyce also received a $25,000 fee in 2006 for his services as chair of the board committee that conducted the search for the new Chief Executive Officer of the Company. Eli J. Segal, Lead Director, passed away on February 20, 2006. In consideration of Mr. Segal's prior services as the Lead Director, on March 9, 2006, the Board of Directors approved an award to Mr. Segal's estate of a death benefit equal to $50,000 in cash. In addition, the Board of Directors agreed to have the Company continue to pay the expenses related to Mr. Segal's secretary for a period of two months from the date of his death.

         Stock Options. Messrs. Bauer, Drake, Joyce, Lesser and Segal and Ms. Schafer, each a non-employee director of the Company, were each granted an option to acquire 10,000 shares of Common Stock in 2005 under the Company's 2002 Stock Option Plan. In 2006, non-employee directors will each receive an annual stock option grant pursuant to the Company's 2002 Stock Option Plan. The amount of shares subject to the option grant and the exercise price are expected to be determined by the Compensation Committee of the Board of Directors in August 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the Common Stock by (i) each person who is known by A.C. Moore to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for director of A.C. Moore, (iii) each executive officer of A.C. Moore named in the Summary Compensation Table and (iv) all directors and executive officers of A.C. Moore as a group. The information about the beneficial owners contained in the table below is based on information supplied by such persons or SEC filings. Except as otherwise indicated, to the knowledge of the Company, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.


                                                   SHARES BENEFICIALLY OWNED (1)
                                                   -----------------------------
                NAME OF BENEFICIAL OWNER              NUMBER         PERCENT
--------------------------------------------------    ------         -------
William Kaplan..................................... 2,000,000 (2)     10.1%
Rick Lepley........................................         0          *
Lawrence H. Fine...................................   189,171 (3)      *
Leslie H. Gordon...................................    73,333 (4)      *
Patricia A. Parker ................................    51,666 (5)      *
Jeffrey C. Gerstel.................................     7,288 (6)      *
Richard J. Bauer...................................    93,667 (7)      *
Joseph F. Coradino.................................         0          *
Richard J. Drake...................................   120,667 (8)      *
Michael J. Joyce...................................     3,333 (9)      *
Richard Lesser.....................................   100,667 (10)      *
Lori J. Schafer....................................         0          *
Jack Parker........................................ 2,192,899 (11)     11.0
T. Rowe Price Associates, Inc.
  T. Rowe Price New Horizons Fund, Inc............. 2,040,760 (12)     10.3
Massachusetts Financial Services Company .......... 2,408,590 (13)     12.1
William Kaplan 2006 GRAT........................... 1,740,699 (14)      8.8
All executive officers and
  directors as a group (13 persons)................ 2,748,929 (15)     13.4%
----------------------------

*  Denotes less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Common Stock. Shares of Common Stock issuable upon the exercise of securities currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person.

 (2) Includes: (i) 1,740,699 shares held of record by the William Kaplan 2006 GRAT and (ii) 259,301 shares held by the William Kaplan 2005 GRAT (together with the William Kaplan 2006 GRAT, the "GRATs"). Mr. Kaplan is the Investment Trustee of the GRATs, in which capacity Mr. Kaplan has the sole power to vote and dispose of the shares owned of record by the GRATs. The address of Mr. Kaplan is c/o A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009.

 (3)   Includes: (i) 161,666 shares subject to presently exercisable options,
       (ii) 4 shares of Common Stock allocated to Mr. Fine's account under A.C. Moore's 401(k) Plan and (iii) 600 shares held in custody for the benefit of Mr. Fine's child for which Mr. Fine is custodian. This information related to the 401(k) Plan is based on a plan statement dated as of May 31, 2006.

 (4)   Includes 38,333 shares subject to presently exercisable options.

 (5) Includes 51,666 shares subject to presently exercisable options. Does not include 2,192,899 shares owned of record by Jack Parker, Ms. Parker's spouse, as to which Ms. Parker disclaims beneficial ownership.

 (6)   Includes (i) 5,000 shares subject to presently exercisable options and
       (ii) 288 shares of Common Stock allocated to Mr. Gerstel's account under A.C. Moore's 401(k) Plan. This information related to the 401(k) Plan is based on a plan statement dated as of May 31, 2006.

 (7) Includes 90,667 shares subject to presently exercisable options. Does not include 9,800 shares owned of record by Mr. Bauer's spouse, as to which Mr. Bauer disclaims beneficial ownership.

 (8)   Includes: (i) 116,667 shares subject to presently exercisable options and
       (ii) 4,000 shares held jointly with his spouse.

 (9)   Includes 3,333 shares subject to presently exercisable options.

(10)   Includes 100,667 shares subject to presently exercisable options.

(11) Does not include 51,666 shares subject to presently exercisable options owned by Patricia A. Parker, Mr. Parker's spouse, as to which Mr. Parker disclaims beneficial ownership. The information relating to Mr. Parker's beneficial ownership is as of June 1, 2006, the date on which Mr. Parker retired from the Company. The address of Mr. Parker is 120 Playa Rienta Way, Palm Beach Gardens, Florida 33418.

(12) Information with respect to T. Rowe Price Associates, Inc. ("Price Associates") is derived from Price Associates' Schedule 13G/A relating to A.C. Moore filed with the SEC on February 13, 2006. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors including T. Rowe Price New Horizons Fund, Inc. (which owns 1,000,000 shares representing 5.0% of the shares outstanding), which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(13) Based solely on a Schedule 13G/A filed with the SEC on February 10, 2006 by Massachusetts Financial Services Company ("MFS"). The filing indicates that, as of December 31, 2005, MFS had sole voting power for 2,351,010 shares, shared voting power for no shares, sole dispositive power for 2,408,590 shares and shared dispositive power for no shares. The filing also indicates that shares reported as beneficially owned by MFS are also beneficially owned by certain other non-reporting entities. The address of MFS is 500 Boylston Street, Boston, Massachusetts 02116.

(14) The address of the William Kaplan 2006 GRAT is c/o Anne L. Stallman, V.P., J.P. Morgan Trust Company of Delaware, 500 Stanton Christiana Road, Newark, Delaware 19713. William Kaplan is the Investment Trustee of the William Kaplan 2006 GRAT, in which capacity Mr. Kaplan has the sole power to vote and dispose of the shares owned of record by the William Kaplan 2006 GRAT.

(15) Includes 667,999 shares subject to presently exercisable options and 7,430 shares of Common Stock allocated to the accounts of executive officers of the Company under the Company's 401(k) Plan. Excludes shares beneficially owned by Jack Parker, who retired from the Company on June 1, 2006 and therefore was not an executive officer or a director on the Record Date.

EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS

         The Company's executive officers who are not also directors are as follows:

           NAME              AGE              POSITION
---------------------------- --- --------------------------------------------
Leslie H. Gordon (1).......  62  Executive Vice President and Chief Financial
                                 Officer
Patricia A. Parker (2)...... 64  Executive Vice President, Merchandising
Jeffrey C. Gerstel.......... 42  Executive Vice President, Store Operations
Janet Parker ............... 43  Executive Vice President, Merchandising and
                                 Marketing
------------------------
(1) Mr. Gordon's employment with the Company terminates effective July 31, 2006.
(2) Ms. Parker's employment with the Company terminates effective June 30, 2006.


         Mr. Gordon has served as Executive Vice President and Chief Financial Officer of the Company since February 1999. From March 1996 to January 1999, Mr. Gordon served as the Company's Senior Vice President, Treasurer and Chief Financial Officer. From 1992 to 1995, Mr. Gordon was Senior Vice President, Finance of C & J Clark America, Inc., a shoe manufacturer, wholesaler and retailer. From 1986 to 1992, Mr. Gordon served as Senior Vice President, Finance, of SILO, Inc., an electronics retailer.

         On June 1, 2006, by execution of a separation agreement with the Company, Mr. Gordon determined to retire effective July 31, 2006. During the one-year period following his retirement, Mr. Gordon will provide transition assistance to the Company. The Company has begun a national search for a replacement for Mr. Gordon. The search will include internal as well as external candidates.

         Ms. Patricia A. Parker has served as Executive Vice President, Merchandising of the Company since September 1990. From 1985 to 1990, she served as the Company's Vice President. Ms. Parker is responsible for purchasing all of the Company's floral and seasonal merchandise and its import purchasing program. Ms. Parker served as a director of the Company until August 2002. Ms. Parker is the wife of Jack Parker, the Company's former Chief Executive Officer, and the mother of Janet Parker.

         On June 8, 2006, by execution of a separation agreement with the Company, Patricia A. Parker determined to retire effective June 30, 2006.

         Mr. Gerstel has been Executive Vice President, Store Operations of the Company since January 2005. Previously Mr. Gerstel was President/Chief Operating Officer for fabrics and crafts retailer Rag Shops, Inc., a position he held since 2001. From 1999 until joining Rag Shops in 2001, he was Chief Operating Officer for The Parts Plus Group, Inc., a distributor/retailer of automotive replacement parts, and from 1997 to 1999 he was their Chief Financial Officer. In March 2003, The Parts Plus Group, Inc. filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Prior to joining The Parts Plus Group, Mr. Gerstel held a variety of financial and operating positions with Family Bargain Corporation, an off-price apparel retailer, for seven years.

         Ms. Janet Parker has served as Executive Vice President, Merchandising and Marketing of the Company since February 2003. From 2001 to January 2003, Ms. Parker served as the Company's Senior Vice President, Merchandising and Marketing and from 1994 to 2001, Ms. Parker served as the Company's Senior Vice President, Merchandising. From 1990 to 1994, Ms. Parker served as the Company's Vice President of Administration and from 1985 to 1990, she served as the Company's Accounting Manager. Ms. Parker is the daughter of Jack Parker, the Company's former Chief Executive Officer, and Patricia A. Parker.

EXECUTIVE COMPENSATION

         COMPENSATION COMMITTEE REPORT

         The Compensation Committee of A.C. Moore's Board of Directors administers A.C. Moore's executive compensation program. In this regard, the role of the Compensation Committee is to oversee A.C. Moore's compensation plans and policies, annually review and recommend to the Board of Directors all executive officers' compensation, and administer A.C. Moore's stock option plans (including reviewing and approving stock option grants to executive officers). The Compensation Committee's charter reflects these various responsibilities. The Compensation Committee's membership is determined by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee and is comprised entirely of independent directors.

         Executive Compensation Policies

         The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation, integrate pay with A.C. Moore's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist A.C. Moore in attracting and retaining qualified executives.

         Compensation Committee Meetings

         The Compensation Committee typically meets twice during the year. At the first committee meeting at the beginning of the year, the Compensation Committee reviews the compensation of each executive officer and management's proposed changes to each executive officer's compensation. In connection with their review, Compensation Committee members are able to request additional information from management and discuss further questions regarding the proposed executive officer compensation. After receipt and review of all requested information, the Compensation Committee votes on the compensation of each executive officer. The Compensation Committee then recommends executive officers' compensation packages to the Board of Directors, which votes on such packages. The Compensation Committee, at the first committee meeting at the beginning of the year, also reviews the compensation of the Company's Chief Executive Officer. The compensation of Jack Parker, the Company's Chief Executive Officer during 2005, was reviewed and analyzed in the context of the executive compensation components described below. In addition, at this first meeting, the Compensation Committee usually approves the financial goals that must be achieved by the Company during the year in order for the executive officers to receive bonus compensation. At this meeting, the Compensation Committee also approves discretionary bonuses to be paid to any executive officers for services provided in the recently completed year.

         At the second committee meeting, which generally takes place in August of each year, the Compensation Committee approves the amount, if any, of stock option grants to be made to each executive officer pursuant to the Company's 2002 Stock Option Plan and its 1997 Employee, Director and Consultant Stock Option Plan, each of which are described below.

         Components of Executive Compensation

         A.C. Moore's executive officer compensation program is comprised of base salary, annual cash bonus compensation and long-term incentive compensation in the form of stock options. In addition, certain of the Company's executive officers, including the former Chief Executive Officer, received automobile allowances and other personal benefits in 2005. The aggregate amount of such personal benefits received by each executive officer during 2005 was less than $25,000 or 10% of the total annual salary and bonus compensation received by each respective executive officer. The Company seeks to be competitive with compensation programs offered by companies of a similar size within the retail industry. All executive officers are eligible to participate in the Company's bonus and long-term incentive components of the compensation program. During 2005, A.C. Moore's executive officers were employed at will and did not have employment agreements, severance payment arrangements or payment arrangements that would be triggered by a "change of control" of A.C. Moore, except for Mr. Gordon, who had a severance arrangement during this time that was superceded by his separation agreement entered into on June 1, 2006.

         Base Salary and Bonus Compensation. Base salaries are based on the results of individual performance, as well as other considerations such as the executive officer's level of responsibility, years of service with A.C. Moore, professional background and surveys of compensation levels of comparable retail companies. In determining the base salary for an executive officer who is new to A.C. Moore, the Compensation Committee reviews compensation levels for comparable positions at comparable retail companies and the new executive officer's skills, experience and background. Information concerning annual base salaries paid to executive officers in 2005 is set forth in the Summary Compensation Table.

         Bonus compensation is paid annually to executive officers and is dependent upon A.C. Moore achieving certain financial goals as approved by the Compensation Committee at the beginning of the year. In 2005, the Compensation Committee approved certain pre-tax profit targets which needed to be achieved in order for the executive officers to be paid bonus compensation. In addition, the Compensation Committee may also approve discretionary bonuses to executive officers based upon his or her level of responsibility, contribution to A.C. Moore's performance and individual performance during the year. No executive officer of the Company received bonus compensation for services provided in 2005 because the Company did not meet the pre-tax profit targets approved by the Compensation Committee and no discretionary bonuses were approved.

         Stock Options. A.C. Moore uses its 2002 Stock Option Plan and its 1997 Employee, Director and Consultant Stock Option Plan (the "Option Plans") as long-term incentive plans for executive officers and key employees. The objectives of the Option Plans with respect to executive officers are to align the long-term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return and to enable executives to develop and maintain a significant long-term equity interest in A.C. Moore. The stock options component of the compensation program is also designed to create retention incentives through extended vesting.

         The Option Plans authorize the Compensation Committee to approve stock options to officers and key employees. Individual grant amounts to executive officers are based on internal factors, such as the size of prior grants and the level and degree of responsibility of the position held relative to other executive positions. In general under the Option Plans, options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and are exercisable according to an extended vesting schedule approved by the Compensation Committee at the time of grant. In 2005, 2004 and 2003, the Board of Directors granted options to purchase an aggregate of 227,375 shares, 215,875 shares and 322,375 shares, respectively, of Common Stock under the Option Plans. These grants were approved by the Compensation Committee based upon recommendations of management. Information concerning the option grants to certain executive officers in 2005 is set forth in the Summary Compensation Table.

         Policy with Respect to Section 162(m) of the Internal Revenue Code

         Generally, Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder, denies a deduction to any publicly held corporation, such as A.C. Moore, for certain compensation exceeding $1,000,000 paid during a calendar year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain performance-based compensation. Where appropriate, the Compensation Committee has taken action to reduce the impact of this provision. For example, the Compensation Committee intends that the Option Plans qualify for the performance-based exclusion.

         Discussion of 2005 Compensation for the Chief Executive Officer

         In considering the compensation in 2005 for Mr. Parker, the Company's former Chief Executive Officer, the Compensation Committee reviewed his existing compensation arrangements and the compensation levels of comparable retail companies. Based on this review, the Compensation Committee made the determination that the annual compensation for the Chief Executive Officer be established at $450,000 for 2005. In each of 2004 and 2003, the Compensation Committee had also established Mr. Parker's compensation at $450,000. Mr. Parker, as a major shareholder of A.C. Moore, elected not to participate in either the incentive compensation program or the Option Plans. Mr. Parker also elected to reduce his compensation to $380,000 for 2005, $280,000 for 2004 and $380,000 for 2003.

         As part of his overall compensation package, Mr. Parker was also provided various life insurance policies in connection with which the Company paid premiums in the aggregate amount of $53,106 in 2005, $48,641 in 2004 and $44,601 in 2003.

                           THE COMPENSATION COMMITTEE

                            Richard Lesser (Chairman)
                                Michael J. Joyce
                                 Lori J. Schafer


                           SUMMARY COMPENSATION TABLE


         The following table sets forth the compensation earned during each of the last three years by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") whose aggregate salaries and bonuses exceeded $100,000 for services rendered in all capacities to the Company during 2005:


                                                                  LONG TERM
                                   ANNUAL COMPENSATION          COMPENSATION
                                   -------------------          ------------

                                                                 SECURITIES
                                                                 UNDERLYING         ALL OTHER
 NAME AND PRINCIPAL POSITION      YEAR            SALARY           OPTIONS         COMPENSATION
 ---------------------------      ----            ------           -------         ------------
Jack Parker (1)..............     2005           $ 380,000           --            $  54,606 (2)
Former Chief Executive Officer    2004             280,000           --               50,141
                                  2003             380,000           --               46,141

Lawrence H. Fine.............     2005           $ 350,000         25,000           $  1,500 (3)
President and                     2004             350,000         50,000              1,500
Chief Operating Officer           2003             350,000        100,000              1,500

Leslie H. Gordon (4).........     2005           $ 244,625         15,000           $  1,500 (3)
Executive Vice President and      2004             244,625         15,000              1,500
Chief Financial Officer           2003             244,625         20,000              1,500

Patricia A. Parker (5).......     2005           $ 215,000          7,500           $  2,285 (6)
Executive Vice President,         2004             215,000           --                2,285
Merchandising                     2003             215,000         10,000              2,285

Jeffrey C. Gerstel (7).......     2005           $ 197,596         22,500           $  1,500 (3)
Executive Vice President,
Store Operations

---------------------------
(1) Mr. Parker retired from the Company effective June 1, 2006.
(2) Includes (i) $53,106 of life insurance premiums paid by the Company and
    (ii) $1,500 annual contribution by the Company pursuant to the Company's 401(k) Plan.
(3) Represents annual contribution by the Company pursuant to the Company's 401(k) Plan.
(4) Mr. Gordon's employment with the Company terminates effective July 31, 2006.
(5) Ms. Parker's employment with the Company terminates effective June 30, 2006.
(6) Includes (i) $785 of life insurance premiums paid by the Company and (ii) $1,500 annual contribution by the Company pursuant to the Company's 401(k) Plan.
(7) Mr. Gerstel joined the Company on January 10, 2005.

         OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning stock options granted during 2005 to the Named Executive Officers. All options were granted at the fair market value of the Common Stock on the date of grant and become exercisable in three equal annual installments beginning one year after the date of grant.


                                                   INDIVIDUAL GRANTS
                                 ------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                                                    PERCENT OF                              VALUE AT ASSUMED ANNUAL
                                                      TOTAL                                  RATES OF STOCK PRICE
                                    NUMBER OF        OPTIONS                                APPRECIATION FOR OPTION
                                   SECURITIES       GRANTED TO     EXERCISE                          TERM (1)
                                   UNDERLYING      EMPLOYEES IN      PRICE                  ------------------------
             NAME                OPTIONS GRANTED   FISCAL YEAR    ($/SHARE)  EXPIRATION DATE     5%          10%
             ----                ---------------  -------------  ----------- ---------------  --------    --------

Jack Parker....................        --               --             --         --             --           --
Lawrence H. Fine...............    25,000 (2)         11.0%         $23.51      8/26/2015   $ 369,750   $ 936,750
Leslie H. Gordon (3)...........    15,000 (2)          6.6           23.51      7/31/2012     221,850     562,050
Patricia A. Parker (4).........     7,500 (2)          3.3           23.51      6/30/2011     110,925     281,025
Jeffrey C. Gerstel.............    15,000 (5)          6.6           27.15      1/10/2015     256,117     649,052
                                    7,500 (2)          3.3           23.51      8/26/2015     110,925     201,025
---------------------------

(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercise of stock options will depend on the future performance of the Common Stock.
(2)  This option was granted on August 26, 2005.
(3) Pursuant to Mr. Gordon's separation agreement, stock options unvested on his separation date will continue to vest over their remaining terms and he will have up to five years from July 31, 2007 to exercise all vested stock options.
(4) Pursuant to Ms. Parker's separation agreement, stock options unvested on her separation date will continue to vest over their remaining terms and she will have up to five years from June 30, 2006 to exercise all vested stock options.
(5)  This option was granted on January 10, 2005.


         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information concerning the number and value of unexercised options to purchase Common Stock held at the end of 2005 by the Named Executive Officers.


                                                               NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-
                                                              UNDERLYING UNEXERCISED        THE MONEY OPTIONS AT
                                                            OPTIONS AT FISCAL YEAR END       FISCAL YEAR END (1)
                                                            --------------------------       -------------------
                                SHARES
                             ACQUIRED ON
            NAME               EXERCISE   VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
            ----               --------   --------------   -----------   -------------   -----------  -------------
 Jack Parker................      --             --             --           --              --            --
 Lawrence H. Fine...........    10,000      $  147,316       184,167        91,668     $   204,759         --
 Leslie H. Gordon...........    52,000       1,134,680        38,333        31,667           --            --
 Patricia A. Parker.........      --             --           51,666        10,834         392,650         --
 Jeffrey C. Gerstel.........      --             --             --          22,500           --            --

----------------------------
(1) Based upon the latest reported sale price on the Nasdaq National Market on December 31, 2005 ($14.55 per share) less the option exercise price.



         2006 BONUS PLAN

         On February 20, 2006, the Compensation Committee approved the 2006 Bonus Plan, which is not set forth in a written agreement, for certain management-level employees, including the Named Executive Officers. Under the 2006 Bonus Plan, if the Company achieves certain pre-tax profit targets approved by the Compensation Committee, the Company will pay bonuses to eligible participants at pre-determined amounts which increase as the Company's pre-tax profit increases. The amounts paid to eligible participants vary based upon that participant's job responsibility. The pre-tax profit targets approved by the Compensation Committee are based on the Company's net income.

         AGREEMENTS WITH EXECUTIVE OFFICERS

         Employment Agreement with Rick Lepley. On June 1, 2006, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Lepley to serve as the Company's Chief Executive Officer effective as of June 1, 2006. The Employment Agreement has an initial term of three years to be extended automatically for successive one year terms, unless the Company or Mr. Lepley provides to the other party written notice of termination at least six months prior to the end of the employment term. Mr. Lepley will receive a base salary of $550,000 per fiscal year (using a fiscal year starting on June 1) to be reviewed at least annually by the Compensation Committee and subject to increase as the Compensation Committee may determine based on, among other things, market price and performance. On June 1, 2006, Mr. Lepley received a cash sign-on lump sum retention bonus of $280,000 (the "Retention Bonus"). Mr. Lepley will earn one-twenty fourth of the Retention Bonus for each month that he remains employed by the Company. If the Company terminates his employment for cause (as defined in the Employment Agreement) or Mr. Lepley terminates his employment without good reason (as defined in the Employment Agreement), Mr. Lepley must repay the unearned portion of the Retention Bonus. In 2007 and no later than March 31, 2007, Mr. Lepley will receive a guaranteed cash bonus of $320,000. After December 31, 2006 and for each following calendar year of his employment with the Company, Mr. Lepley will be entitled to participate in the Company's annual bonus plan as administered by the Compensation Committee. The bonus plan will provide for, upon achievement of certain operating plan targets, bonus amounts ranging from a target of 100% to a maximum of 200% of Mr. Lepley's base salary for the same calendar year to which the bonus plan relates.

         The Employment Agreement also provided for an initial grant to Mr. Lepley on June 1, 2006 of an option to purchase 160,000 shares of Common Stock, and provides for future annual grants of an option to purchase 100,000 shares of Common Stock for each calendar year after December 31, 2006. The initial grant is, and the future grants will be, pursuant to the form of option agreement which is an exhibit to the Employment Agreement. Mr. Lepley is entitled to paid vacation, reimbursement for reasonable expenses consistent with the Company's policies, and all medical, insurance, retirement and other benefits maintained for the Company's officers. Mr. Lepley receives relocation benefits, including reimbursement for moving expenses, and payment for temporary housing and monthly round trip travel for him and his spouse in connection with the relocation for up to six months. The Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions. The non-competition and non-compete provisions match the same term during which Mr. Lepley is entitled to receive base salary after termination, with a minimum of no less than 12 months in any circumstance.

         If the Company terminates the Employment Agreement without cause or Mr. Lepley terminates for good reason during the first 24 months of the employment term, Mr. Lepley is entitled to receive base salary and insurance benefits from the termination date through the remaining months of the three-year employment term and bonus amounts that vary depending on whether the termination occurs after or on or before December 31, 2006, as described in the Employment Agreement. If the termination occurs during the last 12 months of the initial term or any extension term, Mr. Lepley will receive base salary and insurance benefits through the twelfth month anniversary of the termination date and his pro rata bonus earned under the Company's annual bonus plan. In either case, the Employment Agreement provides that Mr. Lepley will be entitled to receive vested and earned but unpaid amounts under the Company's incentive plans and the Retention Bonus will be deemed completely earned. If the Company terminates the Employment Agreement for cause or Mr. Lepley terminates without good reason, Mr. Lepley is entitled to receive base salary through the termination date and vested and earned but unpaid amounts under the Company's health plans. He will not be entitled to payment of a pro rata bonus. If termination occurs due to death or disability, the Retention Bonus will be deemed completely earned and Mr. Lepley or his estate will be entitled to receive the sum of his base salary through the termination date, his pro rata bonus and vested and earned but unpaid amounts under incentive plans, health and welfare plans and other programs.

         Upon a change of control (as defined in the Employment Agreement), the Employment Agreement provides for an automatic two-year term from the date of the change of control, during which Mr. Lepley's base salary, annual bonus and other benefits are guaranteed to be at least at the level which he received in the 12 months prior to the change of control. If during this two-year term the Company terminates Mr. Lepley other than for cause, death or disability or Mr. Lepley terminates the Employment Agreement for good reason, Mr. Lepley is entitled to receive a single lump sum cash payment equal to the aggregate of his base salary through the date of termination, two times the pro rata portion of his annual bonus, any previously deferred compensation and two times the amount of his base salary. For termination due to death or disability following a change of control, he or his estate as applicable will receive a cash lump sum payment equal to the aggregate of his base salary through the date of death or disability and a pro rata bonus determined in the same manner as if there were no change of control, plus all other benefits he would be entitled to through the date of death or disability, as applicable. If the Company terminates for cause or Mr. Lepley terminates without good reason following a change of control, he is only entitled to base salary through the date of termination and the benefits to which he would be entitled through the date of termination.

         Separation Agreement with Jack Parker. On June 1, 2006, the Company and Mr. Parker entered into an Agreement and Complete and Full General Release pursuant to which Mr. Parker's employment terminated effective as of June 1, 2006. Pursuant to his separation agreement, on June 2, 2006, Mr. Parker received a single lump sum payment from the Company in the amount of $675,000, an amount equal to 18 months of his annual base salary at the time of his separation. Mr. Parker's separation agreement also provides for his release of the Company from all claims, the Company's reimbursement for health insurance premiums paid for 18 months and confidentiality provisions, as well as Mr. Parker's agreement for 18 months not to directly or indirectly compete with the Company within any geographic area in which the Company engages in business as of the separation date.

         Separation Agreement with Leslie H. Gordon. On June 1, 2006, the Company and Mr. Gordon entered into an Agreement and Complete and Full General Release pursuant to which Mr. Gordon's employment will terminate effective as of July 31, 2006. Mr. Gordon will continue to receive his annual compensation at its current rate through the separation date. Following the separation date, Mr. Gordon will receive severance payments from the Company in an amount equal to one year's compensation at his current rate, paid in 12 equal monthly installments. In addition, Mr. Gordon's unvested stock options will continue to vest over their remaining terms and he will have up to five years from July 31, 2007 to exercise all vested stock options. Mr. Gordon's separation agreement also provides for his release of the Company from all claims, the Company's reimbursement for health insurance premiums paid for 17 months and confidentiality provisions, as well as Mr. Gordon's agreement for 17 months not to directly or indirectly compete with the Company within any geographic area in which the Company engages in business as of the separation date or solicit employees from the Company. Pursuant to his separation agreement, Mr. Gordon agreed that for a period of one year following his separation date, at the request of the Company, he will provide on average two to three days per week transition assistance to the Company, for which he will not receive any additional compensation beyond the separation payments. He will be reimbursed by the Company for travel and expenses incurred in providing this assistance.

         Separation Agreement with Patricia A. Parker. On June 8, 2006, the Company and Ms. Parker entered into an Agreement and Complete and Full General Release pursuant to which Ms. Parker's employment will terminate effective as of June 30, 2006. Ms. Parker will continue to receive her annual compensation at its current rate through the separation date. Following the separation date, Ms. Parker will receive a severance payment from the Company in an amount equal to one year's compensation at her current rate, paid in one lump sum payment. In addition, Ms. Parker's unvested stock options will continue to vest over their remaining terms and she will have up to five years from June 30, 2006 to exercise all vested stock options. Ms. Parker's separation agreement also provides for her release of the Company from all claims and confidentiality provisions, as well as Ms. Parker's agreement for 12 months not to directly or indirectly compete with the Company within any geographic area in which the Company engages in business as of the separation date or solicit employees from the Company.

         STOCK OPTION PLANS

         The Company's stock option plans consist of the 2002 Stock Option Plan (the "2002 Plan") and the 1997 Employee, Director and Consultant Stock Option Plan (the "1997 Plan") (each, a "Plan" and together, the "Option Plans"). The purpose of the Option Plans is to encourage ownership of the Company's Common Stock by employees and directors of the Company (and by certain consultants in the case of the 1997 Plan) in order to attract such persons, induce them to work for the benefit of the Company and provide additional incentive for them to promote the success of the Company. Options granted under each Plan may be incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or options not intended to so qualify, except that incentive stock options may only be granted to employees. The maximum total number of shares of the Company's Common Stock for which awards may be granted under the 2002 Plan and 1997 Plan is 1,500,000 and 2,000,000 shares, respectively, subject to adjustment in a manner determined by the Compensation Committee of the Board of Directors to reflect changes in the Company's Common Stock. Payment of the exercise price for options granted under the Option Plans may be made in cash, shares of Common Stock or a combination of both. All options granted pursuant to the Plans are exercisable in accordance with a vesting schedule and prior to an expiration date, each of which are set at the time of the issuance of the option.

         As of December 31, 2005, there were options to purchase 858,266 and 626,801 shares of Common Stock outstanding under the 2002 Plan and 1997 Plan, respectively. Shares available for future grants under the 2002 Plan and 1997 Plan amounted to 627,283 and 9,877 shares, respectively, as of December 31, 2005.

         All, directors, officers and key employees (and certain consultants in the case of the 1997 Plan) are eligible to receive options under the Option Plans. The Options Plans are administered by the Compensation Committee or, at the option of the Board of Directors, the Board of Directors may administer the Option Plans. The Compensation Committee approves the optionees and determines the nature of the option granted, the number of shares subject to each option, the option vesting schedule and other terms and conditions of each option. The Compensation Committee may modify or amend each Plan, provided that without the consent of the participant, such action may not affect a participant's rights under previously granted options. With the consent of a participant, the Compensation Committee may amend outstanding options in a manner not inconsistent with the applicable Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consisted of Messrs. Bauer, Joyce, Lesser and Segal in 2005. No person who served as a member of the Compensation Committee during 2005 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee "interlocks" during 2005, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

         OTHER RELATED TRANSACTIONS

         Richard J. Drake, a director of the Company, is a member of a law firm which the Company retained during 2005 and which the Company intends to retain during 2006. The Company paid fees to Mr. Drake's firm in the amount of $112,000 during 2005.

         Michael J. Joyce, Chairman of the Company's Board of Directors and chair of the Board's Audit Committee, is a director of Heritage Property Investment Trust, Inc. ("Heritage"). In 2005 the Company leased one of its store locations from Heritage, which lease the Company intends to maintain in 2006. The Company paid rent to Heritage in the amount of $206,250.

         Janet Parker is employed by the Company as Executive Vice President, Merchandising and Marketing. Ms. Parker received salary and bonus totaling $175,000 in 2005, $185,000 in 2004 and $175,000 in 2003. Ms. Parker was awarded options to purchase shares of the Company's common stock for 7,500 shares in each of 2005, 2004 and 2003. Ms. Parker also received life insurance premiums paid by the Company in the amount of $716 in each of 2005, 2004 and 2003. Ms. Parker is the daughter of Jack Parker, the Company's former Chief Executive Officer, and Patricia A. Parker, the Company's Executive Vice President, Merchandising. The Company believes that the compensation paid to Ms. Parker is comparable with compensation paid to other employees with similar levels of responsibility and years of service.

         Michael Kott is employed by the Company as Vice President, Store Operations. Mr. Kott received salary and bonus totaling $178,629 in 2005, $181,629 in 2004 and $170,745 in 2003. Mr. Kott was awarded options to purchase shares of the Company's common stock for 1,500 shares in each of 2005, 2004 and 2003. Mr. Kott is the son-in-law of Jack Parker and Patricia A. Parker and the brother-in-law of Janet Parker. The Company believes that the compensation paid to Mr. Kott is comparable with compensation paid to other employees with similar levels of responsibility and years of service.

         Jill Kott is employed by the Company as Cash Office Manager for one of the Company's stores. She also serves as a trainer and advisor for the Company's store level systems. Ms. Kott received salary and bonus totaling $69,325 in 2005, $67, 248 in 2004 and $58, 825 in 2003. Ms. Kott is the daughter of Jack Parker and Patricia A. Parker and the sister of Janet Parker. The Company believes that the compensation paid to Ms. Kott is comparable with compensation paid to other employees with similar levels of responsibility and years of service.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the yearly changes in the total return on the Company's Common Stock against two other measures of performance. The comparison is on a cumulative basis for the Company's last five fiscal years. The two other performance measures are the Nasdaq Stock Market Index and the Nasdaq Retail Trade Index. In each case, the Company assumed an initial investment of $100 on December 31, 2000. Dates on the following chart represent the last trading day of the indicated calendar year. The Company paid no dividends during such five-year period.

                              [LINE GRAPH OMITTED]





                                                  DECEMBER 31,
                                ------------------------------------------------
                                  2000    2001    2002     2003    2004    2005
                                  ----    ----    ----     ----    ----    ----
A.C. Moore                       $ 100   $ 360   $ 310   $ 470   $ 703   $ 355
Nasdaq Stock Market Index          100      79      55      82      89      91
The NASDAQ Retail Trade Index      100     138     117     164     207     209

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2005, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten-percent beneficial owners were complied with during 2005.

                              SHAREHOLDER PROPOSALS

         Under the Company's bylaws, shareholder proposals with respect to the 2007 annual meeting of shareholders, including nominations for directors, which have not been previously approved by the Board of Directors must be submitted to the Secretary of the Company not later than February 27, 2007. Any such proposals must be in writing and sent either by personal delivery, nationally-recognized express mail or U.S. mail, postage prepaid to A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009, Attention:
Secretary of the Company. Each nomination or proposal must include the information required by the bylaws. All late or nonconforming nominations or proposals will be rejected.

         Shareholder proposals for the 2007 annual meeting of shareholders must be submitted to A.C. Moore by February 27, 2007 to receive consideration for inclusion in A.C. Moore's proxy statement relating to the 2007 annual meeting of shareholders. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

         In addition, shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2007 annual meeting of shareholders is February 27, 2007. As to all such matters which the Company does not have notice on or prior to February 27, 2007, discretionary authority shall be granted to the persons designated in the Company's proxy statement related to the 2007 annual meeting of shareholders to vote on such proposal.

                                   PROPOSAL 2

                         RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         A.C. Moore's independent registered public accounting firm for the year ended December 31, 2005 was the firm of PricewaterhouseCoopers. The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers, independent registered public accounting firm, to serve as A.C. Moore's independent registered public accounting firm for the year ending December 31, 2006. Shareholders will be asked to ratify this appointment. Although action by the shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of the appointment of the independent registered public accounting firm to provide a forum for shareholders to express their views with regard to the Audit Committee's appointment. If the shareholders do not ratify the appointment of PricewaterhouseCoopers, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee; provided, however, the Audit Committee retains the right to continue to engage PricewaterhouseCoopers. Notwithstanding the ratification of PricewaterhouseCoopers as the Company's independent registered public accounting firm for the year ending December 31, 2006, the Audit Committee retains the right to replace PricewaterhouseCoopers at any time without shareholder approval. A representative of PricewaterhouseCoopers is expected to be present at the Meeting and to be available to respond to appropriate questions. The representative will have the opportunity to make a statement if he or she so desires.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

         Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers as of or for the years ended December 31, 2005 and 2004 were:

SERVICES RENDERED (1)                                     2005            2004
---------------------                                   ---------      ---------
Audit Fees............................................  $ 590,000      $ 815,650
Audit Related Fees....................................     --             38,300
Tax Fees..............................................     --             42,009
                                                        ---------      ---------
Total.................................................  $ 590,000      $ 895,959
                                                        =========      =========
----------------------------
(1) The aggregate fees included in Audit fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

         Audit fees for the years ended December 31, 2005 and 2004, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, and for the audit of the Company's internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.

         Audit related fees for the year ended December 31, 2004 were for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees."

         Tax fees for the year ended December 31, 2004 were for services relating to tax advice and tax planning other than those directly related to the audit of the income tax accrual.

         The Audit Committee has considered and determined that the services provided by PricewaterhouseCoopers are compatible with PricewaterhouseCoopers maintaining its independence.

         The Audit Committee has adopted a policy that requires advance approval of all audit, audit related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee pre-approved all of the audit and non-audit services provided to the Company by PricewaterhouseCoopers in 2005 and 2004.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF PROPOSAL 2.

                                  OTHER MATTERS

         A.C. Moore is not presently aware of any matters (other than procedural matters) which will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company did not receive notice by June 1, 2006 were to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                                  HOUSEHOLDING

         In order to reduce printing costs and postage fees, the Company has adopted the process called "householding" for mailing its annual report and proxy statement to "street name holders," which refers to shareholders whose shares are held in a stock brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of the Company's annual report and proxy statement, unless the Company receives contrary instructions from a street name holder at that address. The Company will continue to mail a proxy card to each shareholder of record.

         If you prefer to receive multiple copies of the Company's proxy statement and annual report at the same address, you may obtain additional copies by writing to A.C. Moore Arts & Crafts, Inc. Attention: Jason Cesare, Senior Vice President-Finance, 130 A.C. Moore Drive, Berlin, New Jersey 08009 or by calling (856) 768-4930, ext. 122. Eligible shareholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting the Company in the same manner.

                   ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

         This Proxy Statement is accompanied by A.C. Moore's 2005 Annual Report to Shareholders which includes a copy of A.C. Moore's Annual Report on Form 10-K for the year ended December 31, 2005.

                                    By Order of the Board of Directors


                                    Janet Parker
                                    Secretary
Berlin, New Jersey
June 27, 2006

                                                                   Appendix A
                                                                Form of Proxy

                         A.C. MOORE ARTS & CRAFTS, INC.
                               BERLIN, NEW JERSEY

         PROXY FOR 2006 ANNUAL MEETING OF SHAREHOLDERS, AUGUST 3, 2006

 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF A.C. MOORE ARTS & CRAFTS, INC.


         The undersigned hereby constitutes and appoints Michael J. Joyce and Rick Lepley, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the annual meeting of shareholders of A.C. Moore Arts & Crafts, Inc. to be held on the 3rd day of August, 2006 and at any postponement or adjournment thereof, and to vote all of the shares of A.C. Moore Arts & Crafts, Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

         THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR ALL DIRECTOR NOMINEES LISTED BELOW IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSAL 2.

         BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.


(1) The election of 01 - Joseph F. Coradino, 02 - William Kaplan and 03 - Lori
J. Schafer as Class A directors of the Company to hold office for a term of three years and until each of their respective successors is duly elected and qualified, as described in the accompanying Proxy Statement.

FOR all nominees      WITHHOLD AUTHORITY  (INSTRUCTION: TO WITHHOLD AUTHORITY
listed above (except  to vote for the     TO VOTE FOR ANY INDIVIDUAL NOMINEE,
as marked to the      nominees listed     WRITE THAT NOMINEE'S NAME IN THE SPACE
contrary at right.)   above.              PROVIDED BELOW.)

   [    ]                [    ]             ____________________________________

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       (Continued and to be marked, signed and dated on the reverse side)


 (2) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the year ending December 31, 2006, as described in the accompanying Proxy Statement.

            FOR                 AGAINST              ABSTAIN

           [    ]               [    ]                [    ]


                     Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated June 27, 2006 and the Company's 2005 Annual Report to Shareholders is hereby acknowledged.

                     ---------------------------------------
                     Signature

                     ---------------------------------------
                     Signature

                     Dated: _________________________________

                     Please sign exactly as your name or names appear hereon, including any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.
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                             YOUR VOTE IS IMPORTANT
                        VOTE TODAY IN ONE OF THREE WAYS:

1. VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

     Call toll-free in the U.S. or Canada at
     1-866-626-4508 on a touch-tone telephone

     OR

2.   VOTE BY INTERNET:
     Log-on to www.votestock.com
     Enter your control number printed below
     Vote your proxy by checking the appropriate boxes
     Click on "Accept Vote"

     OR

3. VOTE BY MAIL: If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

                             YOUR CONTROL NUMBER IS:

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     |    You may vote by telephone or Internet 24 hours a day, 7 days a     |
     |  week. Telephone and Internet voting is available through 11:59 p.m., |
     |                  prevailing time, on August 2, 2006.                  |
     |                      Your telephone or Internet                       |
     |             vote authorizes the named proxies to vote in              |
     |              the same manner as if you marked, signed and             |
     |                       returned your proxy card.                       |
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